Exhibit 10.4


                                                    Transaction No. 1201-L-01-01

                              LEASE SCHEDULE NO. 1
                                 (With Options)

        THIS LEASE SCHEDULE NO. 1 ("Lease Schedule") is attached to and made a part of the Master Lease Agreement dated January 6,2005 ("Lease") between PDS GAMING CORPORATION, a Minnesota corporation, its successors and assigns ("Lessor"), and ROYAL STAR ENTERTAINMENT, LLC a Delaware limited liability company ("Lessee").

   1. Definitions. Terms not otherwise defined in this Lease Schedule shall have the meaning attributed to such terms in the Lease.

   2. Description of Equipment. The equipment listed on Attachment "A" to this Lease Schedule (the "Equipment") is added to the equipment leased under the Lease and made subject to the provisions of the Lease. The capitalized cost of the Equipment is $2,851,037.00 ("Capitalized Equipment Cost"). Notwithstanding anything in the Lease to the contrary, Lessor shall not finance any labor, shipping, installation or training costs related to the Equipment.

   3. Commencement Date. The Commencement Date for the Equipment leased under this Lease Schedule shall be the Acceptance Date set forth in the Certificate of Delivery and Acceptance executed by Lessee in connection with this Lease Schedule.

   4. Term. The Term shall commence on the Commencement Date and shall continue for thirty-six (36) consecutive months. Except as otherwise provided in the Lease, this Lease Schedule shall be non-cancelable for the duration of the Term or any Renewal Term (defined below).

   5. Basic Rent And Payments. The Basic Rent due each month during the Term for the Equipment is as follows:

     a. The initial payment of basic rent (not including applicable taxes) under this Lease Schedule in an amount equal to $11,879.32 ("Initial Rent") shall be initially due and payable on the Commencement Date ("First Payment Date").

     b. The payments of monthly rent for months two through four, inclusive, (not including applicable taxes) under this Lease Schedule in an amount equal to $11,879.32 shall be due and payable on the same calendar day.

     c. The standard payment of basic rent (not including applicable taxes) under this Lease Schedule in an amount equal to $95,351.73 ("Basic Rent") shall be due and payable on the same calendar day of the fifth (5th) month of the Term and thereafter through and including the thirty-sixth (36th) month of the Term in accordance with the Lease and this Schedule.

   6. Fees And Charges.

     a. Origination and Documentation Fee. Waived for this transaction.

     b. Closing Fee. Lessee agrees to pay to Lessor a Closing Fee for this Lease
Schedule in an amount equal to two percent (2%) of the total Equipment cost, or $57,020.74.

     c. Other Fees. Lessee agrees to pay all of Lessor's out-of-pocket expense in connection with the closing of this transaction, including without limitation: (i) the fees and costs of legal counsel utilized by Lessor (including in-house counsel) ("Legal Fee"); (ii) the costs of site and vessel inspections; and (iii) all other out-of-pocket expenses. At such time as the Lease is executed and delivered, the aforementioned out-of-pocket expenses shall not exceed $25,000.00.

     d. Imposts. In addition to the monthly Basic Rent due as set forth above, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or this Lease Schedule; (ii) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the next income or capital of Lessor. The amount of the Impost shall be come Additional Charge to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the Term (initial or renewed, if applicable) (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease or this Lease Schedule, until all such Imposts are paid in full by Lessee.

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   7. Security Deposit.  Due and payable on the Commencement  Date, Lessee shall pay to Lessor, a Security Deposit in an amount equal to $95,351.73. The Security Deposit will be held by the Lessor for the Term of the Lease and will be, at Lessor's sole discretion, either (i) returned to Lessee upon satisfactory completion of the terms and conditions of the Lease; or (ii) if Lessee is not in default under the Term (initial and/or renewed, if applicable) of the Lease or this Lease Schedule, applied to Lessee's final payment of Basic Rent.

   8. OPTIONS AND NOTICE.

     a. Lessor grants Lessee the following option(s):

        (i) Purchase Option: At the expiration of the Term (initial or renewed, if applicable), Lessee may purchase all but not less than all of the Equipment described in the Lease Schedule for the fair market value in use of the Equipment as of the date of expiration of the Term ("Exercise Price") as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Purchase Option"); provided, however, that if Lessee has replaced any Unit within the twelve (12) month period prior to the exercise of the Purchase Option, the Exercise Price shall be reduced by an amount equal to the excess of the book value of the replacement Unit over the book value of the replaced Unit (determined as if such Unit had not been replaced and was still in use as of the date of calculation).

        (ii) Upgrade Option: Upgrade Option: Lessee may upgrade the Equipment beginning at the end of the first six (6) month period of the Term and at the end of each six month (6) period of the Term thereafter based upon the following conditions: (i) Lessee shall have the right to replace or upgrade up to an aggregate amount of 40% of the units of the Equipment during the Term (the "Upgrade Option") with new or used slot machines acceptable to Lessor (the "Replacement Equipment"); (ii) Lessee shall obtain the Replacement Equipment exclusively through Lessor on a unit for unit trade out basis at the normal and customary margin of 30% on used equipment or the manufacturer's retail list price for new equipment; (iii) Lessee must notify Lessor that it intends to exercise its rights pursuant to the Upgrade Option and to notify Lessor of the percentage of the units of Equipment Lessee desires to replace with Replacement Equipment at least thirty days prior the end of each six month (6) period ; (iv) Lessee may only exercise one Upgrade Option during any six (6) month period and for no more than 10% of the units at any one time; (v) Lessee is not in default (see Section 19 of the Master Lease Agreement) under the Lease; (vi) there are no material adverse changes to Lessee's condition (financial, business or otherwise); (vii) Lessee agrees to lease the Replacement Equipment from Lessor under a new Equipment lease schedule reflecting terms and rental factors consistent with terms generally available from Lessor at that time; (viii) Lessee agrees to have all of the Replacement Equipment in service within thirty
(30) days following the end of each six (6) month period for which an Upgrade Option is exercised; and (ix) Lessee delivers the returned Equipment to Lessor in like similar condition as originally leased, normal wear and tear excepted. Upon receipt of the returned Equipment and execution of the appropriate documents, including, but not limited to, the new Equipment lease schedule for the Replacement Equipment for a term of thirty-six (36) months, evidencing the obligation of the Lessee to lease the Replacement Equipment, Lessor shall amend this Lease Schedule to reflect the exercise of the Upgrade Option, credit Lessee with the then retail value of the units of Equipment returned to Lessor, with the retail value being determined using two equipment quotes (one obtained by Lessee and one obtained by Lessor) and the quotes will be based upon the value of the same or similar equipment of the same age and character being used in the state of Florida, if any, and if none, then being used in the state of Nevada, and reduce the Basic Rent due under this Lease Schedule to reflect the credit for the returned equipment.

        (iii) Renewal Option: At the expiration of the Term, if Lessee is not in default of the Lease or this Lease Schedule and has not had a materially adverse change in its financial condition since the Commencement Date, Lessee may renew the Lease Term for a period of four (4) to twelve (12) months ("Renewal Term") at the then fair market rental as determined by Lessor in its sole discretion, based upon the Exercise Price and a rate mutually acceptable to Lessor and Lessee (the "Renewal Option").

        (iv) Option to Return Equipment: At the expiration of the Term (initial and/or renewed, if applicable), Lessee may return the Equipment to Lessor at Lessor's warehouse facility in Las Vegas, Nevada, or such other facility in the United States of America designated by Lessor, according to the terms of the Lease.

     b. Unless otherwise specified above, Lessee must give written notice of the exercise of any option 120 days prior to the expiration of a term. If written notice of exercise of any Purchase Option or Renewal Option is not received within a notification period as specified herein, the applicable term shall be automatically renewed for an additional 120 days at the most recent Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Option shall then constitute a conveyance of the Equipment in accordance herewith and Lessee is hereby appointed attorney-in-fact of Lessor to execute and deliver all instruments necessary to convey title to Lessee in accordance herewith, which power of attorney is coupled with an interest and irrevocable. Payment in full of the Exercise Price shall be due and payable on or before the expiration of

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the Term, Renewal Term or Automatic Renewal Term. At the expiration of the Term,
Renewal Term or Automatic Renewal Term, Lessee may, upon at least 120 days advance written notice, notify Lessor of its decision to terminate the Lease Schedule and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment, which inspection and acceptance shall be undertaken promptly and in good faith. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

     c. All pre-owned gaming devices supplied herein by Lessor, which are subject to this Lease Schedule, if any, are leased in a functional condition. Lessor warrants that pre-owned gaming devices will be mechanically sound and in good working order for a period of thirty (30) days following the physical delivery and installation. Lessee's sole and exclusive remedy in the event of defect of a pre-owned gaming device is expressly limited to the restoration of the device to good working condition by adjustment, repair or replacement of defective parts, at Lessee's election. There are no other warranties, express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose. No affirmation of fact, including, but not limited to, statements regarding suitability for use or performance of such Equipment shall be deemed to be a warranty of Lessor for any purpose. The Lessee will bear the cost of returning any defective pre-owned gaming devices to Lessor, including shipping and reasonable packaging. Lessor will bear the cost of returning the repaired or replacement device to the Lessee, including shipping and reasonable packaging. Repair of damage caused by the Lessee's negligence or intent, or damage caused by third parties is the responsibility of the Lessee and shall in no event be the responsibility of Lessor.

   9. UCC Filings. Lessee hereby ratifies any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment previously filed by Lessor and authorizes Lessor to file any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment, without Lessee's authentication, to the extent permitted by applicable law.

   10. Incorporation of Lease. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein. In the event of conflict between the provisions of this Lease Schedule and the provisions of the Lease, the provisions of the Lease shall control.



Dated this 6 day of January, 2005.

ROYAL STAR ENTERTAINMENT, LLC, a              PDS GAMING CORPORATION, a
Delaware limited liability company            Minnesota corporation




By:s/Francis X. Murray                        By:s/Peter Cleary
   ----------------------------------------      -------------------------------
Print Name:Francis X. Murray,Vice President   Print Name:Peter Cleary,President
           --------------------------------              -----------------------
Its:                                          Its:
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                                  ATTACHMENT A

                                    EQUIPMENT



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